UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2010 (June 9, 2010)

CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                       Compensatory Arrangements of Certain Officers.

Cash Bonuses for 2010 Fiscal Year

On June 9, 2010, the Compensation Committee of the Board of Directors of Capstone Turbine Corporation (the “Company”) met to determine if certain performance targets were met under the terms of awards granted for the 2010 fiscal year pursuant to the Company’s Executive Performance Incentive Plan.  If performance goals had been achieved at the targeted levels of performance our executive officers could have received cash payments ranging from 30% to 100% of their annual base compensation or more. The Compensation Committee determined and certified that performance targets were satisfied by James D. Crouse, the Company’s Executive Vice President of Sales and Marketing, and authorized payment of $132,000 pursuant to the plan.  The committee also determined that the Company’s performance met or exceeded certain business objectives required for bonus payment to our other named executive officers under the plan but did not meet other business objectives at minimum required target levels under the plan.

Because not all of the business objectives under the Executive Performance Incentive Plan were met at targeted levels, the committee certified that the named executive officers, other than Mr. Crouse, did not achieve the performance goals required to earn payments for the 2010 fiscal year under the plan. However, the committee determined that significant performance was achieved and further determined that a financial reward would be appropriate to encourage the executive officers to continue to strive for improvements in Company performance. Therefore, the committee in its sole discretion determined to pay cash bonuses of $106,250 to Darren R. Jamison, the Company’s President and Chief Executive Officer, $28,100 to Edward I. Reich, the Company’s Executive Vice President and Chief Financial Officer, $30,900 to Mark G. Gilbreth, the Company’s Executive Vice President of Operations and Chief Technology Officer and $15,000 to Jayme L. Brooks, the Company’s Vice President of Finance and Chief Accounting Officer, based on the significant progress that was made during very difficult economic times toward achieving overall business objectives during the 2010 fiscal year. Such amounts represent half of the amounts that such executives would have received had the Company achieved all of the threshold performance objectives under the Executive Performance Incentive Awards for the 2010 fiscal year.

Cost Reduction Equity Incentive Program

On June 9, 2010, the Compensation Committee also approved the Cost Reduction Equity Incentive Program (the “Cost Reduction Program”) pursuant to which certain employees, including Mr. Gilbreth, may be awarded restricted stock units (“RSUs”) based on direct material cost reductions during the 2011 fiscal year.  The Cost Reduction Program is intended to provide a long-term incentive for achieving specific direct material cost reductions for certain of the Company’s product lines.  Cost reductions will be tracked against a predetermined cost reduction schedule and a minimum of 50% of targeted reductions must be achieved before RSUs are earned under the program.  RSUs issuable pursuant to the program will be calculated quarterly and awarded at the end of the fiscal year based on a pre-determined percentage of actual savings.  The RSUs will vest over a two-year period.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION
Date: June 15, 2010	By:	/s/ Edward I. Reich
Edward I. Reich Executive Vice President and Chief Financial Officer